Exhibit 8.2

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

December 18, 2018

TORM plc
Birchin Court
20 Birchin Lane
London EC3V 9DU
United Kingdom

Re:          TORM plc
Ladies and Gentlemen:
We have acted as counsel to TORM plc (the "Company"), a company organized under the laws of England and Wales, in connection with the Company's registration statement on Form F-3, as filed with the U.S. Securities and Exchange Commission (the "Commission"), as thereafter amended or supplemented (the "Registration Statement"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of an aggregate of $250,000,000 of the Company's securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), rights to purchase the Company's securities (the "Rights"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, Preferred Shares, Debt Securities, Warrants, Rights and Purchase Contracts, the "Primary Securities").  The Registration Statement also registers for resale under the Securities Act an aggregate of 47,600,172 Common Shares (the "Secondary Shares") of the Company held by the selling shareholder named in the Prospectus (defined below).
In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus contained therein (the "Prospectus"). We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.
Based on the facts as set forth in the Registration Statement and the Company's annual report on Form 20-F for the fiscal year ended December 31, 2017 (the "Annual Report"), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Registration Statement in the sections entitled "Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations", "Item 10. Additional Information—E. Taxation—United States Federal Income Taxation of the Company" and "Item 10. Additional Information—E. Taxation—Taxation of Holders of Securities Offered Hereunder", we hereby confirm that the opinions of Seward & Kissel LLP and discussions of United States federal income tax matters expressed in the Registration Statement in the sections entitled "Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations", "Item 10. Additional Information—E. Taxation—United States Federal Income Taxation of the Company" and "Item 10. Additional Information—E. Taxation—Taxation of Holders of Securities Offered Hereunder" accurately state our views as to the tax matters discussed therein.
Our opinions are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect.  No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the Registration Statement, including by reference to the Company's Annual Report, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
   Very truly yours,

   /s/ Seward & Kissel LLP